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                                                                     EXHIBIT 4.3


                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "Agreement") is effective this 26th day of March 1999, by and between MARK A. SCHARMANN, an individual ("Lender"), and CHICAGO MAP CORPORATION, an Illinois corporation ("Borrower").

                                     RECITAL

     Contemporaneously with the execution of this Agreement, Lender shall loan to Borrower the sum of $100,000, all as more particularly set forth in that certain Interim Loan Agreement of even date hereof between Borrower and Lender (the "Interim Loan Agreement"). Borrower shall use all of the proceeds of the funds loaned to Lender pursuant to the manner specified in the Interim Loan Agreement. The Lender would not have expended credit to Borrower without the grant by the Borrower of a security interest in favor of the Lender in the collateral described below. In order to provide security for the payment of the promissory note (the "Note"), the performance of certain terms, covenants, and conditions set forth in the Interim Loan Agreement and the various obligations represented hereby, Borrower is granting to the Lender a security interest in and to the collateral hereinafter described. The principal and interest evidenced by the Note, together with any extensions, modifications, or renewals; the performance of the covenants and agreements of Borrower contained in the Interim Loan Agreement, and the obligations of the Borrower under this Agreement are hereinafter referred to collectively as the "Obligation."

                                    AGREEMENT

     1. Creation of Security Interest. In consideration of financial accommodations given, Borrower grants to Lender a security interest in and to the following described property (hereinafter the "Collateral") to wit:

          (a) Accounts receivable, meaning any right of the Borrower to payment for goods sold or to be sold or for services rendered or to be rendered, no matter how evidenced, including accounts, accounts receivable, contract rights, general intangibles, purchase orders, notes, drafts, acceptances and other forms of obligations and receivables; and

          (b) A certificate representing 250,000 shares of the common stock of Rexford, Inc. (the "Collateral Shares") which Collateral Shares represent a portion of the 10,500,000 shares of Rexford, Inc. common stock to be issued to Borrower's stockholders under the Agreement and Plan of Reorganization (the "Acquisition Agreement") between Rexford, Inc. and the Borrower.


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If at any time the Collateral representing the Security Interest hereby granted should decline in value or become impaired or for any other reason be deemed by the Lender to be insufficient to secure the payment of all sums due and compliance with all obligations created under the Obligation, Borrower agrees, within 24 hours of demand by Lender, to furnish such additional Collateral as may be satisfactory to the Lender. Unless otherwise defined, the words used herein shall have the same meaning given them in the Illinois Uniform Commercial Code as now adopted and as hereafter amended from time to time.

     2. Payment of Principal and Interest. The repayment of the indebtedness evidenced by the Borrower's Note of even date herewith in the principal sum of $100,000 with interest thereon at one percent 1% per month from and after the date thereof. The entire amount loaned under the Note is due three (3) months from the date thereof.

     3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under the Note shall be applied by Lender first in payment of interest payable on the Note, next to the principal of the Note, and last to any other sums secured by this Agreement.

     4. Escrow of Collateral Shares. Borrower has executed the Escrow Agreement attached to the Interim Loan Agreement as Exhibit D and incorporated herein by this reference (the "Escrow Agreement"), that provides for the escrow of the Collateral Shares until the Loan is paid in full or an event of default by Borrower as hereinafter provided.

     5. Ownership of Collateral in General. The Borrower owns all the Collateral absolutely and no other person shall have any interest in the Collateral; except (a) as disclosed on the date hereof as a matter of public record in the proper place for filing notices of encumbrances on the respective kinds of property so affected; and (b) except as warranted or disclosed in the Interim Loan Agreement. The Borrower will defend any proceeding which may affect the title to or the Lender's security interest in any Collateral, and will indemnify the Lender and hold it harmless from all damages to Lender from any such claim, including all costs and expenses of the Lender's defense.

     6. Prior Indebtedness. The Security Interest granted hereby is subordinate to the following described interests:




       Secured Party                Collateral                     Date Filed
     -----------------             ------------                  --------------




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     7.1  Events of Default. Upon the occurrence and during the continuance of any one or more of the events hereinafter enumerated, Lender may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to Borrower, declare the unpaid balance of the principal and interest then accrued on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Borrower, such events being as follows:

          (a) Default in the payment of the principal and interest of the Note or any portion thereof when the same shall become due and payable, whether at maturity as therein expressed, by acceleration, or otherwise, unless cured within 10 days after notice thereof by the holder of such Note to Borrower;

          (b) The creditors under any priority secured indebtedness of Borrower shall declare the amounts due thereunder to be due and payable following default;

          (c) Default in the due observance or performance of any other covenant or obligation contained in the Interim Loan Agreement, this Agreement, or the Acquisition Agreement unless observed or performed within 10 days after notice thereof to Borrower by Lender; provided, if compliance is not possible within 10 days, default shall occur upon failure within 10 days to take steps that will produce compliance as soon as is reasonably practicable;

          (d) Any representation or warranty herein or in the Acquisition Agreement made by Borrower proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified, and corrective measures, satisfactory to Lender with respect thereto shall not have been taken within 10 days after notice thereof to Lender; provided, if compliance is not possible within 10 days, default shall occur upon failure within 10 days to take steps that will produce compliance as is reasonably practicable;

          (e) Borrower shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Borrower, or of all or any substantial portion of its property, or Borrower shall make an assignment to an agent authorized to liquidate any substantial part of its assets;

          (f) An order shall be entered pursuant to any of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an

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     involuntary petition seeking reorganization of Borrower, or an order of any court shall be entered appointing any receiver or trustee of or for Borrower, or any receiver or trustee of all or any substantial portion of the property of Borrower, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Borrower, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy; or

          (g) The rendering against the Borrower of final judgment for the payment of money in excess of $25,000 and failure of the Borrower to appeal therefrom (or from the order, decree, or process pursuant to which such judgment was granted, passed, entered, or affirmed) and obtain a stay of execution thereof within the period prescribed by law for appeal, or to have such judgment discharged and satisfied within 60 days after the expiration of such period or of the period of any such stay, whichever shall later occur.

     7.2 Procedure on Default. Upon the occurrence of an event of default, and at any time thereafter, Lender may elect to declare the entire Obligation hereby secured immediately due and payable:

          (a) In the event of default in the payment of said Obligation when due or declared due, Lender, shall have all the rights and remedies of a secured party and shall be entitled to avail itself of all such other rights and remedies that may now or hereafter exist at law or in equity for the collection of the Obligation and the enforcement of the covenants herein and the foreclosure of the security interest created hereby and resort to any remedy provided hereunder or provided by the Illinois Uniform Commercial Code, or by any other law of the State of Illinois, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies; and

          (b) The requirement of reasonable notice to Borrower of the time and place of any public sale of the security or of the time after which any private sale, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Borrower at the address of such party designated below, at least 30 days before the date of any public or private sale or other disposition is to be made.

     7.3 Defaults Upon Prior Indebtedness. Upon the default by Borrower of any term, covenant, or condition required to be performed by it on any priority secured indebtedness or the receipt by Borrower from any such priority secured creditor of notice of any default under such indebtedness, whether or not repayment of the indebtedness is accelerated. Borrower shall promptly advise Lender in writing of the nature and amount of default and of the action, if any, threatened by such priority secured creditor. Notwithstanding the Borrower's obligation to cure any and all such defaults, Lender may,



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but shall not be obligated to do so, in the name, place and stead of Borrower and, in the case of such curative efforts by Lender, succeed to all of the rights, remedies, and security of such priority creditor.

     8. Cumulative Remedies. The security interest herein granted shall not be affected by nor affect any other security taken for the indebtedness hereby secured, or any part thereof, and any extensions may be made of the indebtedness and this security interest and any releases may be executed, releasing the Collateral, or any part thereof within effecting the priority of this security interest or the validity thereof with reference to any third person, and the holder of said indebtedness shall not be limited by any election of remedies if he chooses to foreclose this security interest by suit. All remedies provided in this Agreement are distinct and cumulative to any other right or remedy under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively.

     9. Financing Statement. The Borrower agrees that this Agreement shall also constitute a financing statement under the Illinois Uniform Commercial Code. If the Lender shall so request, Borrower shall also execute and deliver a financing statement on form UCC-1 to further evidence such security interest.

     10. Notices. All notices consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given when sent by prepaid air mail letter and shall be addressed to each of the parties at its address first set forth in the Interim Loan Agreement, or at such other address as may be designated by notice hereunder.

     11. Survival of Warranties and Representations. The representations, warranties, covenants, agreements, indemnities, and undertakings of the parties in this Agreement shall not expire with, or be terminated or extinguished by, the execution and delivery of this Agreement or any document or instrument contemplated hereby, notwithstanding any investigations of the facts constituting the basis of the presentations and warranties of another party by any party hereto or anyone on behalf of any party hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed as a waiver of any right or remedy that any party hereto may have or covenant, notwithstanding any fact or facts that such party knew or should have known at such time.

     12. Severability. In the event of this Agreement or the application of any such provision to any person or circumstance shall conflict with any jurisdiction, then such conflict shall not affect any other provision of this Agreement which can be given effect without the conflicting provision and the remainder of this Agreement or the application of such provisions to persons or circumstances other than those as to which such provisions are held invalid or unenforceable, shall not be affected thereby. The invalidity or unenforceability of this Agreement or any provisions thereof in any jurisdiction shall not affect the validity or enforceability of this Agreement or of such provision in any




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other jurisdiction. To this end, the provisions of this Agreement are declared to be severable. In the event that any law limiting the amount of interest or other charges permitted to be collected from the undersigned is interpreted so that any charge provided for in this Agreement, whether considered separately or together with other charges that are considered a party of this Agreement, violates such law, and the Borrower declared by a court having jurisdiction in the premises to be entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to the Lender in excess of the amounts payable to the Lender computed on the basis of such charges as reduced shall be applied by Lender to reduce the principal of the indebtedness secured by this Agreement.

     13. Modification. This Agreement may not be supplemented, varied, or rescinded except by a writing which contains an express reference to this Agreement and which is signed by the party against whom enforcement of the supplement, variance, or rescission is asserted.

     14. Governing Law. This Agreement is being executed and delivered and is intended to be performed in, and the execution, validity construction, and performance of this Agreement shall be construed and enforced in accordance with, the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LENDER:                                     BORROWER:

MARK A. SCHARMANN,                          CHICAGO MAP CORPORATION,
 an Individual                               an Illinois corporation


/s/ Mark A. Scharmann                        /s/ Steven J. Peskaitis
----------------------------------          ------------------------------------
Mark A. Scharmann                           Its Duly Authorized Officer